UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2014

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Sears Hometown and Outlet Stores, Inc. (the “Company” or “we”) relies on Sears Holdings Corporation’s computer and communications hardware and software systems (such as the payment data systems used by the Company and its dealers and franchisees) and related security systems through a Services Agreement to collect, process, and store a large amount of customer, associate, and other information, including financial information and sensitive personal information.  On October 10, 2014 we learned from a Sears Holdings Corporation report on Form 8-K filed with the Securities and Exchange Commission and a Kmart news release that the payment data systems for Sears Holdings Corporation’s Kmart business had been breached and that Kmart had immediately launched a full investigation working with a leading IT security firm.  Later on October 10, 2014 we learned from Sears Holdings Corporation that it had no reason to believe that the Company’s payment data systems provided by Sears Holdings Corporation were affected, which belief Sears Holdings Corporation confirmed on October 13, 2014. The Company will continue to monitor the situation (including seeking additional information from Sears Holdings Corporation) and take appropriate actions as they become necessary.  See the risk factor entitled, “If we do not maintain the security of our customer, associate and company information, we could damage our reputation, incur substantial additional costs and become subject to litigation” that is included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen
Vice President, General Counsel, and Secretary
Date: October 14, 2014